UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017 (March 27, 2017)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Jamieson Letter Agreement

On March 27, 2017, MAM Software Group, Inc. (the “Company”) entered into a letter agreement with Michael Jamieson (the “Letter Agreement”), the Company’s Chief Executive Officer, with respect to Mr. Jamieson’s Employment Agreement with the Company dated July 1, 2010, as amended (the “Employment Agreement). The Letter Agreement amends the term of the Employment Agreement to a fixed three-year term, effective upon Mr. Jamieson’s relocation from the U.K. to the U.S. (the “Relocation”). The Letter Agreement changes Mr. Jamieson’s reporting location to Blue Bell, Pennsylvania. Pursuant to the Letter Agreement, Mr. Jamieson shall be entitled to a base salary of $290,000, effective upon the Relocation. Additionally, the Letter Agreement provides for certain housing and travel expense reimbursements by the Company in connection with the Relocation. The Letter Agreement is effective as of April 1, 2017.

The foregoing description of the terms of the Letter Agreement and the Employment Agreement is not complete and is qualified in its entirety by reference to the provisions of the Letter Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated as of March 27, 2017, by and between MAM Software Group, Inc. and Michael Jamieson.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 28, 2017		MAM SOFTWARE GROUP, INC.

	By:	/s/ Brian H. Callahan
Name: Brian H. Callahan Title: Chief Financial Officer